Exhibit 99.1

Minim Reports Revenue Growth of 25%

Continues Global Expansion; Successfully Launches New Intelligent Networking Products

Manchester, NH (November 2, 2021) — Minim, Inc. (NASDAQ: MINM), the creator of intelligent networking products under the globally-recognized Motorola brand, today reported third quarter financial results for the period ended September 30, 2021.

Q3 2021 Financial Highlights:

●	Net revenue of $15.0 million, up 25% year-over-year from $12.0 million in Q3 2020.
●	Revenue Bookings of $15.2 million; total deferred revenue as of September 30, 2021 increased by 17% compared to Q2 2021.
●	Gross margin of 29.9%, down 234 basis points compared to 32.2% in Q3 2020, due to component pricing pressures that the business has adjusted for as we moved into Q4.
●	Net income of $1.7 million, inclusive of the one-time income of approximately $4.0 million related to the sale of Zoom® trademark, compared to a net loss of $0.3 million in Q3 2020.

Recent Business Highlights

●	Released the new motosync, powered by Minim, mobile app. This app comes with parental controls, security, data tracking, ad blocking, and much more versus its prior generation, MotoManage.
●	Launched WiFi 6 mesh system, the Motorola MH7603, in Amazon.com and Best Buy online. This product offers 1.8 Gbps in speed, up to 5,000 sqft. of coverage, and the new motosync app at a competitive price.
●	Launched the Motorola MH7020 mesh WiFi system in India in Amazon.in and Flipkart.in, marking the first major step towards international e-commerce expansion. The product received positive reviews by leading consumer tech influencers TechMakhnified and #TheGadgets360Show.
●	Joined the Telecom Infra Project (TIP) with members including BT, Vodafone, Telefónica, Deutsche Telekom, Dell, Intel, and Facebook; announced that Minim is being evaluated as a standard element in TIP’s OpenWiFi framework, which would allow easy access to the Minim cloud services for TIP members.
●	Entered a customer trial with MultiChoice Group, Africa’s leading entertainment company that reaches more than 20 million households across 50 countries in Africa.

Gray Chynoweth, Chief Executive Officer of Minim, said, “We delivered another quarter of strong double-digit revenue growth, an increase of 25% over last year, while successfully navigating a more challenging macro environment characterized by global supply chain challenges and inflationary pressures. Based on our current business plan, we believe the recently completed capital raise and trademark sale provides us with ample runway to sustain our current operations and invest for continued growth. Importantly, we are deploying the capital to not just drive growth, but to drive disciplined growth. Committing our resources to inventory optimization, pricing strategies, technology innovation and expanding global access to our products to truly propel our business forward and achieve material adjusted profitability on an Adjusted EBITDA basis in 2022 and beyond.”

Sean Doherty, Chief Financial Officer of Minim, commented, “Revenue bookings, which grew 26% year-over-year to $15.2 million, once again included an increased proportion from subscription services vs. pure product sales. For the third consecutive quarter, our deferred revenue balance increased, adding to our base of future revenue to be recognized. We experienced some gross margin pressure due to component price increases and are addressing with fourth-quarter pricing increases that remain competitive in our categories. Gross margins may continue to see pressure quarter-to-quarter as we refine our pricing and component sourcing strategies and optimize our distribution and delivery channels.”

Deferred revenue as of September 30, 2021 was $1.2 million compared with $1.0 million as of June 30, 2021.

Net income in the third quarter of 2021 was $1.7 million, inclusive of approximately $4.0 million of income from the sale of the Zoom trademark, compared to a net loss of $0.3 million in the third quarter of 2020. Sequentially, this compares to a net loss of $1.6 million in the second quarter of 2021. Net income per share on a GAAP basis for the third quarter of 2021 was $0.04, compared with ($0.01) in the comparable period of Q3 2020, and ($0.04) in the prior quarter in Q2 2021.

Non-GAAP Adjusted EBITDA in the third quarter of 2021 was ($1.4) million when adjusted for $4.0 million trademark income, $0.2 million in stock-based compensation expense, and $0.2 million of revenue bookings, a ($2.2) million year-over-year decrease compared to $0.8 million in the third quarter of 2020. On a sequential, quarter-over-quarter basis, this represents a ($1.1) million decrease compared to ($0.3) million in the second quarter of 2021.

At the end of Q3 2021, the company had $19.4 million of cash, cash equivalents and restricted cash compared to $1.6 million at the end of Q2 2021. The company had $50 thousand in availability for borrowing under its $12.0 million credit facility at September 30, 2021. The Q3 2021 ending cash balance increased over the prior quarter and prior year-end as a result of the closing of a secondary public offering for $22.7 million in net proceeds and the sale of assets related to the Zoom brand for $4.0 million in gross proceeds. Subsequent to quarter-end, the company amended its revolving credit facility with its primary lender. The amendment increased the size from $12.0 million to $25.0 million and extended the maturity to November, 2023.

Business Outlook

“Our year-over-year growth in the quarter was an impressive feat for this slow time period in consumer electronics sales,” said Nicole Zheng, President and CMO of Minim. “We accomplished this through continued strong performance in e-commerce of our highest ASP products. Looking ahead, we are excited for what’s expected to be a strong holiday season— A season where ‘Inventory is King’ and shoppers are looking for incredible value in hardware/software combination products. We expect that we will deliver. Our high-performance mesh system has just dropped in Amazon and retail; the new motosync app, powered by Minim, promises more features than ever; and we’re driving toward the launch of our next-generation high-speed and low-latency gateways for gamers and highly connected homes.”

Non-GAAP Financial Measure

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release contains the non-GAAP financial measures Adjusted EBITDA, which we define as GAAP net income (loss) plus depreciation of fixed assets and amortization of intangible assets, other (expense) income, net, income tax provision, Revenue Bookings (defined below), material one-time expenses and income, and stock-based compensation expenses, and Revenue Bookings, which we define as GAAP Revenue, which was $15.0 million for Q3 2021, plus the change in Deferred Revenue recorded within the financial reporting period being disclosed, which amounted to $0.2 million for Q3 2021.

We use these non-GAAP financial measures in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, and evaluating short-term and long-term operating trends in our operations. We believe that these measures provide an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals.

Minim believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. These supplemental financial measures exclude temporary supplemental air freight resulting from supply chain interruptions resulting from a global pandemic; China tariffs as the company believes these costs are not part of normal business operations (the imposed tariff rates increased mid-2019 from 10% to 25% on the value of imported goods and remained at 25% until the company relocated its manufacturing source from China to Vietnam by June 2020); costs incurred and related to the merger with Zoom Connectivity, Inc. as the company deems these costs as one-time in nature; and the one-time income from the forgiveness of the Payroll Protection Program loan.

These non-GAAP financial measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above and investors should not infer from our presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

Conference Call Details Date/Time:

Minim will host a conference call today, November 2, 2021, at 8:30 a.m. ET to discuss these results. To participate, please access the live webcast at https://ir.minim.co/, or by dialing (866) 393-7958 (US) or (706) 643-5255 (international) and referencing code 7983699.

A slide presentation will accompany management’s remarks and will be accessible five minutes prior to the start of the call via the following link: https://ir.minim.co. A recording of the call will also be made available afterwards through the investor information section of the company’s website.

About Minim

Minim, Inc. (NASDAQ: MINM) is the creator of intelligent networking products that dependably connect people to the information they need and the people they love. Headquartered in Manchester, NH, the company delivers smart software-driven communications products under the globally recognized Motorola brand. Minim end users benefit from a personalized and secure WiFi experience, leading to happy and safe homes where things just work. To learn more, visit https://www.minim.com.

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license.

About Motorola Strategic Brand Partnerships

For over 90 years the Motorola brand has been known around the world for high quality, innovative and trusted products. Motorola’s Strategic Brand Partnership program seeks to leverage the power of this iconic brand by teaming with dynamic companies who offer unique, high quality products that enrich consumers’ lives. Strategic brand partners work closely with Motorola engineers while developing and manufacturing their products, ensuring that their products meet the exacting safety, quality, and reliability standards that consumers have come to expect from Motorola. To learn more about Motorola strategic brand partnerships, follow us @ShopMotorola.

Forward-Looking Statements

This press release contains “forward-looking statements”, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to Minim’s plans, expectations, and intentions. Actual results may be materially different from expectations as a result of known and unknown risks, including: risks associated with Minim’s potential inability to realize intended benefits of the acquisition by merger of Zoom Connectivity, Inc.; the potential increase in tariffs on the company’s imports; the potential difficulties and supply interruptions from moving the manufacturing the company’s products in Vietnam; risks relating to global semiconductor shortages; potential changes in NAFTA; the potential need for additional funding which Minim may be unable to obtain; declining demand for certain of Minim’s products; delays, unanticipated costs, interruptions or other uncertainties associated with Minim’s production and shipping; Minim’s reliance on several key outsourcing partners; uncertainty of key customers’ plans and orders; risks relating to product certifications; Minim’s dependence on key employees; uncertainty of new product development, including certification and overall project delays, budget overruns; the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; costs and senior management distractions due to patent related matters; risks from a material weakness in our internal control over financial reporting; the impact of the COVID-19 pandemic; risks associated with macroeconomic factors including supply chain issues, inflation, tightening of money markets and labor shortages; and other risks set forth in Minim’s filings with the Securities and Exchange Commission. Minim cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Minim expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Minim’s expectations or any change in events, conditions or circumstance on which any such statement is based.

Media Contact:

Grace McElroy

grace@minim.com

(914) 643-5260

Investor Relations Contact:
James Carbonara

james@haydenir.com

(646) 755-7412

— Tables Follow –

MINIM, INC.

Consolidated Balance Sheet

(Unaudited)

 (in thousands, except share data)

	September 30, 2021	December 31, 2020
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$18,864	$772
Restricted cash	500	800
Accounts receivable, net	11,579	9,203
Inventories, net	23,242	16,505
Prepaid expenses and other current assets	452	399
Total current assets	54,637	27,679

Equipment, net	819	455
Operating lease right-of-use assets	75	87
Goodwill	59	59
Intangible assets, net	305	389
Other assets	644	942
Total assets	$56,539	$29,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank credit line	$7,025	$2,442
Accounts payable	11,042	11,745
Current maturities of long-term debt	60	65
Current maturities of operating lease liabilities	77	66
Accrued expenses	5,111	7,465
Deferred revenue, current	429	––
Total current liabilities	$23,744	$21,783

Long-term debt, less current maturities	––	15
Operating lease liabilities, less current maturities	––	22
Deferred revenue noncurrent	747	––
Total liabilities	$24,491	$21,820

Stockholders’ equity
Common stock: Authorized: 60,000,000 shares at $0.01 par value; issued and outstanding: 45,856,351 shares at September 30, 2021 and 35,074,922 shares at December 31, 2020, respectively	459	351
Additional paid in capital	89,075	64,527
Accumulated deficit	(57,486)	(57,087)
Total stockholders’ equity	32,048	7,791
Total liabilities and stockholders’ equity	$56,539	$29,611

MINIM, INC.

Consolidated Statements of Operations

(Unaudited)

 (in thousands, except share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020

Net sales	$15,036	$12,028	$44,947	$34,256
Cost of sales	10,543	8,151	30,872	25,160
Gross profit	4,493	3,877	14,075	9,096

Operating expenses:
Selling and marketing	3,500	2,012	9,883	6,650
General and administrative	1,371	1,468	3,775	3,012
Research and development	1,789	729	4,564	2,025
Total operating expenses	6,660	4,209	18,222	11,687

Sale of trademark, net	3,956	––	3,956	––
Operating income (loss)	1,789	(332)	(191)	(2,591)

Other income (expense):
Interest income (expense), net	(81)	(5)	(188)	(13)
Other, net	––	(1)	20	(1)
Total other income (expense)	(81)	(6)	(168)	(14)

Income (loss) before income taxes	1,708	(338)	(359)	(2,605)

Income taxes	8	3	41	16

Net loss	$1,700	$(341)	$(400)	$(2,621)

Net income (loss) per share:
Basic	$0.04	$(0.01)	$(0.01)	$(0.12)
Diluted	$0.04	$(0.01)	$(0.01)	$(0.12)

Basic weighted average common and common equivalent shares	42,301	23,888	37,705	22,420
Diluted weighted average common and common equivalent shares	43,437	23,888	37,705	22,420

MINIM, INC.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

 (in thousands, except share data)

	Three Months Ended September 30,
	2021	2020

GAAP net loss to Non-GAAP Adjusted EBITDA reconciliation:
GAAP-based net income (loss)	$1,700	$(341)
Add: Other income and taxes	89	9
Add: Depreciation and Amortization	412	43
GAAP-based EBITDA	2,201	(289)
Adjustments to GAAP-based EBITDA:
Add: GAAP sales net to revenue bookings	174	––
Less: Sale of trademark, net	(3,956)	––
Add: Tariffs and air freight	––	678
Add: Merger deal costs	––	324
Add: Stock-based compensation expense	158	88
Total adjustments	(3,624)	1,090
Non-GAAP-based Adjusted EBITDA	$(1,423)	$801

	Nine Months Ended September 30,
	2021	2020

GAAP net loss to Non-GAAP Adjusted EBITDA reconciliation:
GAAP-based net income (loss)	$(400)	$(2,621)
Add: Other income and taxes	209	29
Add: Depreciation and Amortization	750	140
GAAP-based EBITDA	559	(2,452)
Adjustments to GAAP-based EBITDA:
Add: GAAP sales net to revenue bookings	1,176	––
Less: Sale of trademark, net	(3,956)	––
Add: Tariffs and air freight	––	4,092
Add: Merger deal costs	––	324
Add: Stock-based compensation expense	774	282
Total adjustments	(2,006)	4,698
Non-GAAP-based Adjusted EBITDA	$(1,447)	$2,246